                                                                   Exhibit 10.42

                    BANC ONE INVESTMENT ADVISORS CORPORATION

                          INVESTMENT ADVISORY AGREEMENT

                              (FOR NON-EB ACCOUNTS)

     This Investment Advisory Agreement ("Agreement") is entered into effective as of June 16, 2004, by and between NORTH POINTE CASUALTY INSURANCE COMPANY ("Client") and BANC ONE INVESTMENT ADVISORS CORPORATION ("Investment Advisor").

     In consideration of the mutual covenants and agreements contained in this Agreement, Client and Investment Advisor agree as follows:

     1. APPOINTMENT OF MANAGER AND ESTABLISHMENT OF ACCOUNT. Client appoints Investment Advisor to manage the assets as designated by Client in its discretionary advisory account (the "Account"). All services shall be performed in accordance with the following terms and conditions of this Agreement. Custody, possession and collection of income from Account assets shall be the sole obligation of the Account's separately appointed custodian ("Custodian").

     2. ACCEPTANCE OF APPOINTMENT. Investment Advisor accepts its appointment as investment manager for the Account. Investment Advisor shall invest, reinvest and manage the securities, cash and/or other assets of the Account subject to written investment policies and guidelines (the "Investment Guidelines") established by Client from time to time and delivered to Investment Advisor. The initial Investment Guidelines are attached as Exhibit A. Client may amend the Investment Guidelines contained in Exhibit A upon written notice to Investment Advisor; provided such amendment becomes effective only upon Investment Advisor's written acknowledgment of its receipt of such amendment. As a condition of its acceptance, Investment Advisor shall be entitled to rely on such financial and other information relating to investment of Account assets as it may receive from time to time from Client.

     Subject to the Investment Guidelines, investments may be made in, but are not limited to, securities of any kind including common or preferred stocks, warrants, rights, corporate or government bonds or notes, repurchase agreements, securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, limited liability legal entities and non-registered pooled funds. The fact that any bank or non-bank subsidiary of Bank One Corporation is selling or providing services to and receiving remuneration from the foregoing repurchase agreement, investment company, investment trust or other investment product as counterparty, investment advisor, custodian, transfer agent, registrar, or otherwise shall not preclude Investment Advisor from investing the Account in the security.

     3. TRADING AUTHORIZATION. Client grants Investment Advisor discretionary trading authority and appoints Investment Advisor as agent and attorney-in-fact with respect to investments on behalf of the Account for so long as Investment Advisor's appointment under Section 1 above remains in effect. Investment Advisor shall carry out such trading in conformance with the Investment Guidelines. Pursuant to such authorization, Investment Advisor may direct the purchase, sale, exchange, conversion or other acquisition or disposition of securities and other investments in the Account, as well as arrange for delivery and payment, and act on behalf of Client in all other matters incidental to the handling of Account investments. Client grants Investment Advisor full authorization to issue such instructions, and engage in such transactions, as may be appropriate in connection with the management of the Account.

     4. EXECUTION SERVICES. Investment Advisor will use the execution services of such broker-dealers as it may select from time to time, which will be entitled to compensation for their services, to effect transactions for the purchase and/or sale of securities and other investments by the Account. In connection with transactions effected for the Account, Client authorizes Investment Advisor to establish and trade in accounts in its or the name of the Account with members of national or regional securities exchanges and the National Association of Securities Dealers Inc., including "omnibus" accounts established for the purpose of combining orders for more than one client.

     In selecting brokers through which transactions for client accounts will be executed, Investment Advisor's primary consideration will be the broker's ability to provide best execution of trades. In making a decision about best execution (and subject to section 28(e) of the Securities Exchange Act of 1934, as amended), Investment Advisor may consider a number of factors including, but not limited to, trade price and commission, quality of research and computerized statistical services the broker may provide. The commission rates paid to any broker for execution of transactions will be determined through negotiations with the broker, taking into account industry norms for the size and type of transaction, and the nature of brokerage and research services provided. Such research services may include, but not be limited to, analysis and reports concerning economic factors and trends, industries, specific securities, and portfolio strategies. Research services furnished by brokers will generally be used in connection with all Investment Advisor's advisory accounts, although not all such services may be used with any particular account that paid commissions to the brokers providing such services.

     5. REPORTS. Investment Advisor will provide Client or its designated agent with monthly reports as Client and Investment Advisor mutually agree. Reports as to investment performance in the Account shall be provided monthly. Client acknowledges that Custodian will furnish the official confirmations of Account transactions and periodic Account statements detailing positions and activity.

     6. FEES. Client shall compensate Investment Advisor for its services in accordance with Investment Advisor's fee schedule attached as Exhibit B. The Fee Schedule may be modified or changed by Investment Advisor upon 30 days written notice to Client. Unless otherwise provided in Exhibit B, payment to Investment Advisor shall be made quarterly in arrears, based on a calendar year, and the fee shall be due and payable within 10 days after the end of each quarterly period. If this Agreement commences at any time other than at the beginning of a quarterly period, the first quarterly fee shall be prorated to the end of such first quarterly period. If this Agreement is terminated, all fees due to Investment Advisor shall be prorated to the date of termination. Investment Advisor's fee is separate from and does not include brokerage commissions, dealer spreads and other costs associated with the purchase or sale of securities, custodial fees, interest, taxes and other Account expenses. These expenses shall be the responsibility of Client.

     By separate written authorization, Client may elect to have Investment Advisor's fee deducted from Client's account with Custodian, provided that Client will be sent an account statement from Custodian indicating the amount of the fee, the value of the Client's assets on which the fee was based, and the specific manner in which the fee was calculated at least 10 days prior to the deduction of such fee. CLIENT IS RESPONSIBLE FOR VERIFYING THE ACCURACY OF THE FEE CALCULATION AND NOTIFYING CUSTODIAN OF ANY EXCEPTIONS OR OBJECTIONS.

     7. NON-EXCLUSIVE AGREEMENT. Client understands that Investment Advisor performs, among other things, research and investment advisory services for other clients. Client recognizes that Investment Advisor may give advice and take action in the performance of its duties to such clients that may differ from advice given, or in the timing and nature of action taken, with respect to Account investments. However, Investment Advisor will attempt in good faith to allocate investment opportunities to Client's Account over a period of time on a fair and equitable basis compared to investment opportunities extended to other clients. Nothing in this Agreement shall be deemed to impose on Investment Advisor any obligation to purchase or sell, or recommend for purchase or sale, for the Account any securities or other investments which Investment Advisor may purchase or sell, or recommend for purchase or sale for the account of any other client.

     8. CONFIDENTIAL RELATIONSHIP AND MARKETING. Except as otherwise provided in this section, all information and advice furnished by Client or Investment Advisor to the other, with respect to the Account, or other matters pertaining to this Agreement, shall be treated as confidential and shall not be disclosed to third parties except as otherwise required by law or as necessary to carry out the responsibilities set forth in this Agreement. However, Client consents to the use of Client's name in Investment Advisor's (or its affiliates') lists of representative clients solely for the purpose of identifying Client as an investment advisory client.

     9. INSIDER INFORMATION. If, by reason of its investment management activities, Investment Advisor obtains material non-public information, Client acknowledges that Investment Advisor will not make any investment decisions based upon such information.

     10. PROXIES AND CERTAIN LEGAL NOTICES. Investment Advisor shall exercise voting rights incident to any securities held in the Account in accordance with Investment Advisor's proxy voting policies and procedures in effect from time to time. Client represents that such delegation of voting rights is duly authorized. Client agrees to instruct Custodian to forward all proxy materials and related shareholder communications to the designee provided by Investment Advisor promptly upon receipt. Investment Advisor shall not be liable with regard to voting of proxies or other corporate actions if the proxy materials and related communications are not received in a timely manner. Investment Advisor will not be required to take any action or render any advice with respect to securities presently or formerly held in the Account, or the issuers thereof, which become the subject of any legal proceedings, including bankruptcies.

     11. USE OF BANC ONE HIGH YIELD PARTNERS, LLC. The following provisions shall apply only if and to the extent that as a result of ratings downgrades or similar circumstances, the Account holds corporate fixed-income securities and instruments that are rated below investment grade or unrated securities and instruments of comparable quality, securities that are traded in the high yield bond market, or securities that are trading at yields generally indicative of non-investment grade securities (collectively, "High Yield Assets"). In such event, Investment Advisor may appoint Banc One High Yield Partners, LLC ("BOHYP") to perform services on behalf of Investment Advisor for the Account in connection with the retention or orderly liquidation of High Yield Assets, including, without limitation, research and advice concerning the timing and method of such liquidation; provided, however, that Investment Advisor will retain full discretion as to whether and to what extent any or all High Yield Assets are held or sold in the Account and provided that the Investment Guidelines are followed. Client authorizes Investment Advisor to provide BOHYP with such information concerning Client and the Account as is necessary for BOHYP to provide services in connection with High Yield Assets. With respect to such

High Yield Assets, Client grants BOHYP discretionary trading authorization and authorizes Investment Advisor to appoint BOHYP as agent and attorney-in-fact with respect to High Yield Assets on behalf of the Account. The appointment of BOHYP under this section shall not relieve Investment Advisor of any of its obligations under this Agreement.

     12. STANDARD OF CARE. Investment Advisor shall perform its duties hereunder with that standard of care which a professional investment advisor engaged in the securities or investment advisory industry, and having professional expertise in financial and securities transactions and investment management would observe in these affairs ("Standard of Care").

     Client understands that the investment decisions made for Client and the assets in the Account by Investment Advisor are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. Further, Client acknowledges and agrees that the value of investments made for the Account may go up as well as down, and are not guaranteed, and Investment Advisor will not be liable for its failure to achieve any investment performance targets or goals set forth in the Investment Guidelines or otherwise articulated by Client.

     13. LIMITATION OF LIABILITY. Client agrees that Investment Advisor shall not be liable for (a) any loss suffered by reason of any investment decision, recommendation, or other action taken or omitted in good faith and in accordance with the Standard of Care described above; (b) any loss arising from Investment Advisor's adherence to Client's instructions or its compliance with the Investment Guidelines; or (c) any act or failure to act by Custodian, by any broker or dealer to which Investment Advisor directs transactions for the Account, or by any other third party.

     Securities laws impose liabilities under certain circumstances on investment advisors and other regulated persons even when they act in good faith, and therefore nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which Client may have under federal or state securities laws.

     14. INVESTMENT ADVISOR REPRESENTATIONS. Investment Advisor represents that it is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

     15. CLIENT REPRESENTATIONS. Client represents that: (a) it has received
Part II of Investment Advisor's current Form ADV more than 48 hours prior to entering into this Agreement; (b) it is duly authorized to negotiate the terms of this Agreement, including fees, and to enter into (or renew) and perform this Agreement; and (c) the signatory on behalf of Client is duly authorized by appropriate action to execute this Agreement. Client shall furnish to Investment Advisor certified copies of appointments or designations setting forth the names, titles and authorities of the individuals who are authorized to act on behalf of Client with respect to the Account and this Agreement, and Investment Advisor shall be entitled to rely upon such information until it receives written notice of a change in such appointments or designations. Client undertakes to advise Investment Advisor of any event that might affect the validity of any of the above representations.

     16. FORCE MAJEURE. If war, natural disasters, acts of terrorism, loss of utilities, government restrictions, trading halts, exchange or market rulings, extraordinary market volatility or exchange conditions, or any other conditions beyond Investment Advisor's control temporarily make it impossible for Investment Advisor to fully perform its duties under this Agreement, then the principles of force majeure will apply and the rights and obligations of the parties will be temporarily suspended during the force majeure period, to the extent performance is reasonably affected thereby.

     17. NOTICES. All written communication to each party pursuant to this Agreement shall be sent to the party at the address set forth below unless that party designates otherwise in writing. Such communications shall be deemed given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by overnight courier service for next business day delivery, by facsimile transmission, or by electronic transmittal with return receipt, to the appropriate address for each party. Such communications shall be effective immediately (if delivered in person or by confirmed facsimile), upon the date acknowledged to have been received in return receipt, or upon the next business day (if sent by overnight courier service).

               TO CLIENT:
               Please see signature block.

               TO INVESTMENT ADVISOR:
               FOR NOTICES REQUIRED TO BE GIVEN UNDER THIS AGREEMENT:
                  Banc One Investment Advisors Corporation
                  Attn: Sr. Managing Director, Institutional Asset Management 1111 Polaris Parkway
                  OH1-0211
                  Columbus, Ohio 43240
                  Facsimile: (614) 213-0570

               FOR INSTRUCTIONS WITH RESPECT TO SECURITIES TRANSACTIONS:
                  Contact the Account's designated relationship manager.

     18. PROHIBITION AGAINST ASSIGNMENT. In accordance with Section 205(a)(2) of the Investment Advisers Act of 1940, this Agreement is not assignable by Investment Advisor without the prior consent of Client.

     19. TERMINATION AND SURVIVAL. This Agreement may be terminated with or without cause upon not less than thirty (30) days written notice by either party to the other (unless the parties mutually agree to any shorter period of notice). Such termination will not, however, affect the liabilities or obligations of the parties under this Agreement arising from transactions initiated prior to such termination. Upon termination of this Agreement, Investment Advisor is under no obligation to recommend any action with regard to the securities or other investments held in the Account. The provisions relating to the following rights and obligations of the parties shall survive the termination, cancellation, expiration and/or rescission of this Agreement:
Confidential Relationship and Marketing, Standard of Care, Limitation of Liability, Waiver of Jury Trial and Termination and Survival.

     20. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof. Except as expressly addressed elsewhere, the terms of this Agreement may be amended from time to time only by mutual written agreement of the parties to this Agreement.

     21. CROSS TRANSACTIONS. Investment Advisor may, from time to time, act on behalf of Client in buying or selling a particular security in Client's Account, and act as Investment Advisor for another client on the other side of the transaction. Investment Advisor will not be compensated for its role as agent in the transaction. Client acknowledges and authorizes Investment Advisor to perform such cross transactions. Client may revoke, at any time in writing to Investment Advisor, its consent to such cross transactions.

     22. GOVERNING LAW AND SEVERABILITY. This Agreement will be governed and interpreted by the laws of the State of Michigan without reference to the conflict of laws rules, except as superceded or pre-empted by applicable federal law. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting another provision that is legal and enforceable and achieves the same objective.

     23. WAIVER AND COUNTERPARTS. The waiver by either party of a breach of any provision or condition of this Agreement shall not operate, or be construed, as a waiver of any other breach or an assent to a failure to comply with a condition or provision. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and same instrument.

     24. USA PATRIOT ACT NOTIFICATION. In order to comply with the USA PATRIOT Act of 2001 ("PATRIOT Act") and federal regulations, Client shall furnish certain identifying information requested by Investment Advisor regarding: (a) the correct legal name of Client, (b) Client's street address which shall be a principal place of business, local office, or other physical location, and (c) Client's Identification Number (as defined below). For purposes of this section, Identification Number shall mean (a) for a US entity, a taxpayer identification number ("TIN") or employer identification number ("EIN") and (b) for a non- US entity, a TIN or EIN, or alternative government-issued documentation certifying the existence of the business or enterprise. "TIN applied for" will not be accepted as a valid Identification Number. Investment Advisor will then, as required by the PATRIOT Act, verify the identifying information and retain a description of such verification. As part of this process, Investment Advisor may copy the documentation that Client provides, contact third parties to verify this information, compare this information to lists supplied by the federal government and retain this information in accordance with applicable law. Investment Advisor may not waive these requirements and may not open the Account until such time as the information required by this section has been provided. In addition, Investment Advisor may immediately terminate this Agreement or any other agreement with Client and close the Account and any related accounts if
(i) Investment Advisor is not able to verify the identifying information concerning Client within a reasonable period of time after the Account is open or (ii) Client appears to have provided misleading or incomplete information or failed to disclose material information in response to a request from Investment Advisor under this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or agents to become effective as of the day and year first above written.

NORTH POINTE CASUALTY INSURANCE COMPANY


By: /s/ John H. Berry
    ------------------------------------
Printed Name: John H. Berry
Title: Treasurer
Address: 28819 Franklin Rd.
         Southfield, MI 48034
Facsimile: (248) 359-5783
Email: jberry@npic.com
EIN: ________________________


AGREED AND ACCEPTED

BANC ONE INVESTMENT ADVISORS CORPORATION


By: /s/ Lisa M. Wesolek
    ------------------------------------
Title: Managing Director
Date: 6/16/04

                                    EXHIBIT A

                              INVESTMENT GUIDELINES

See attached


                                       8